2ND REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Funds Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund(s). This information described each proposal and asked for your vote on all of the issues. It has been called to our attention that we have not yet received your ballot.
I AM WRITING TO REMIND YOU THAT YOUR PARTICIPATION IS EXTREMELY IMPORTANT. The shareholder meeting cannot be held until we receive a majority of the votes. Your vote affects the quorum, and your prompt attention to this request will save the cost of further solicitations. You may cast your vote for, against, or to abstain on the proposals by completing the proxy card and returning it in the envelope provided. Remember, this is an opportunity to voice your opinion on matters concerning your fund(s). IT IS IMPORTANT THAT YOU TAKE PART IN THE VOTING PROCESS NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
To cast your ballot, simply record your vote on the enclosed proxy card. Be sure to sign the card before mailing it in the postage paid envelope provided. You also have the option of voting your shares over the telephone by calling the toll-free number printed in the top left corner of the voting instruction form.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. If you have already voted, thank you for your prompt response. If you have any further questions, please contact your financial advisor. Thank you. We appreciate your immediate attention.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer

          ADP-PXL-0398
2ND REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Funds Shareholder:
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery. The attached Federal Express envelope addressed to the proxy tabulator has been provided to speed the return of your signed proxy.
To Vote By Phone
Call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155 weekdays from
8 a.m.- 8 p.m. EST.
To Vote By Fax
Fax the front and back of your SIGNED proxy card to our proxy tabulator at 1-888-451-8683.

To Vote By Return Federal Express
To cast your ballot, simply record your vote on the enclosed proxy card. You can return your SIGNED proxy card in the Federal Express envelope provided. To use this return envelope, call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location. There is no charge to you for sending the overnight package.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,

Edward C. Johnson 3d
Chairman and Chief Executive Officer